As filed with the Securities and Exchange Commission on August 12, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMBIT BIOSCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	33-0909648
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11080 Roselle St. San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2013 Equity Incentive Plan

2013 Employee Stock Purchase Plan

(Full titles of the plans)

Michael A. Martino

President and Chief Executive Officer

Ambit Biosciences Corporation

11080 Roselle St.

San Diego, California 92121

(858) 334-2100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll, Esq. Charles J. Bair, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 Tel: (858) 550-6000	Alan Fuhrman Chief Financial Officer Ambit Biosciences Corporation 11080 Roselle St. San Diego, California 92121 (858) 334-2100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Amended and Restated 2013 Equity Incentive Plan Common Stock, $0.001 par value per share	1,716,761 shares	(3)	$5.68	$9,751,202	$1,256
2013 Employee Stock Purchase Plan Common Stock, $0.001 par value per share	166,666	(4)	$5.68	$946,663	$122

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also register any additional shares of the Registrant’s common stock, $0.001 par value per share (the “Common Stock”) that may become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Common Stock, as reported on the NASDAQ Global Market, on August 8, 2014.

(3)

Represents 1,000,000 shares of Common Stock that were added to the shares authorized for issuance under the Amended and Restated 2013 Equity Incentive Plan (the “2013 Plan”) when the 2013 Plan was approved by the Registrant’s stockholders at its 2014 annual meeting of stockholders and 716,761 shares of Common Stock that were automatically added to the shares authorized for issuance under the 2013 Plan, on January 1, 2014, pursuant to an “evergreen” provision contained in the 2013 Plan. The 2013 Plan provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2013 Plan on January 1 of each calendar year, from January 1, 2014 through January 1, 2023. The number of shares added each year will be equal to either: (a) 4.0% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; or (b) a number of shares of Common Stock that may be determined each year by the Registrant’s board of directors that is less than the preceding clause (a).

(4)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2013 Employee Stock Purchase Plan (the “2013 ESPP”), on January 1, 2014, pursuant to an “evergreen” provision contained in the 2013 ESPP. The 2013 ESPP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2013 ESPP on January 1 of each calendar year, from January 1, 2014 through January 1, 2023. The number of shares of Common Stock added each year will be equal to the least of: (a) 1.0% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; (b) 166,666 shares of Common Stock; or (c) a number of shares of Common Stock that may be determined each year by the Registrant’s board of directors that is less than the preceding clauses (a) and (b).

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION

STATEMENT ON FORM S-8 NO. 333-188656

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.  The Registrant previously registered shares of its Common Stock for issuance under the Amended and Restated 2013 Equity Incentive Plan and the 2013 Employee Stock Purchase Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on May 16, 2013 (File No. 333-188656).  Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

ITEM 8.                EXHIBITS.

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Form of Common Stock Certificate of the Registrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of independent registered public accounting firm.

23.2(4)	Consent of Cooley LLP.

24.1(5)	Power of Attorney.

99.1(6)	Amended and Restated 2013 Equity Incentive Plan.

99.2(7)	2013 Employee Stock Purchase Plan.

(1)

Previously filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-186760), originally filed with the SEC on February 20, 2013, as amended, and incorporated herein by reference.

(2)

Previously filed as Exhibit 3.7 to the Registrant’s Registration Statement on Form S-1 (File No. 333-186760), originally filed with the SEC on February 20, 2013, as amended, and incorporated herein by reference.

(3)

Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-186760), originally filed with the SEC on February 20, 2013, as amended, and incorporated herein by reference.

(4)	Reference is made to Exhibit 5.1.
(5)	Reference is made to the signature page hereto.
(6)

Previously filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 (File No. 001-35919), originally filed with the SEC on August 12, 2014, and incorporated herein by reference.

(7)

Previously filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-186760), originally filed with the SEC on February 20, 2013, as amended, and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 12, 2014.

AMBIT BIOSCIENCES CORPORATION

By:	/S/ MICHAEL A. MARTINO
Michael A. Martino
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Martino and Alan Fuhrman, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL A. MARTINO	President, Chief Executive Officer and Director	August 12, 2014
Michael A. Martino	(Principal Executive Officer)

/S/ ALAN FUHRMAN	Chief Financial Officer	August 12, 2014
Alan Fuhrman	(Principal Financial and Accounting Officer)

Chairman of the Board of Directors
Faheem Hasnain

/S/ DAVID BONITA	Director	August 12, 2014
David Bonita, M.D.

/S/ STANDISH M. FLEMING	Director	August 12, 2014
Standish M. Fleming

/S/ MARK G. FOLETTA	Director	August 12, 2014
Mark G. Foletta

/S/ JEFFREY S. HATFIELD	Director	August 12, 2014
Jeffrey S. Hatfield

/S/ ALLAN P. MARCHINGTON	Director	August 12, 2014
Allan P. Marchington, Ph.D.

/S/ DAVID R. PARKINSON	Director	August 12, 2014
David R. Parkinson, M.D.

/S/ ISAI PEIMER	Director	August 12, 2014
Isai Peimer

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EXHIBIT INDEX

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Form of Common Stock Certificate of the Registrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of independent registered public accounting firm.

23.2(4)	Consent of Cooley LLP.

24.1(5)	Power of Attorney.

99.1(6)	Amended and Restated 2013 Equity Incentive Plan.

99.2(7)	2013 Employee Stock Purchase Plan.

(1)

Previously filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-186760), originally filed with the SEC on February 20, 2013, as amended, and incorporated herein by reference.

(2)

Previously filed as Exhibit 3.7 to the Registrant’s Registration Statement on Form S-1 (File No. 333-186760), originally filed with the SEC on February 20, 2013, as amended, and incorporated herein by reference.

(3)

Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-186760), originally filed with the SEC on February 20, 2013, as amended, and incorporated herein by reference.

(4)	Reference is made to Exhibit 5.1.
(5)	Reference is made to the signature page hereto.
(6)

Previously filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 (File No. 001-35919), originally filed with the SEC on August 12, 2014, and incorporated herein by reference.

(7)

Previously filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-186760), originally filed with the SEC on February 20, 2013, as amended, and incorporated herein by reference.

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